Exhibit 99.1

Concentrix Reports Third Quarter 2025 Results
–Delivers revenue above guidance for Q3 and raises full year growth outlook
–Sees strong demand environment for integrated solutions
–On track to return more than $240 million to shareholders in fiscal 2025
–Increases quarterly dividend

Newark, Calif., September 25, 2025 – Concentrix Corporation (NASDAQ: CNXC), a global technology and services leader, today announced financial results for the fiscal third quarter ended August 31, 2025.

	Three Months Ended
	August 31, 2025	August 31, 2024	Change
Revenue ($M)	$2,483.3	$2,387.4	4.0%
Operating income ($M)	$147.0	$153.2	(4.0)%
Non-GAAP operating income ($M) (1)	$305.1	$331.0	(7.8)%
Operating margin	5.9%	6.4%	-50 bps
Non-GAAP operating margin (1)	12.3%	13.9%	-160 bps
Net income ($M)	$88.1	$16.6	430.7%
Non-GAAP net income ($M) (1)	$183.2	$192.2	(4.7)%
Adjusted EBITDA ($M) (1)	$359.2	$388.1	(7.4)%
Adjusted EBITDA margin (1)	14.5%	16.3%	-180 bps
Diluted earnings per common share	$1.34	$0.25	436.0%
Non-GAAP diluted earnings per common share (1)	$2.78	$2.87	(3.1)%
(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

Third Quarter Fiscal 2025 Highlights:
•Revenue of $2,483.3 million, an increase of 4.0% year-on-year on an as reported basis compared to revenue of $2,387.4 million in the prior year third quarter. The Company grew revenue 2.6% year-on-year on a constant currency basis, exceeding the Company’s guidance.
•Operating income of $147.0 million, or 5.9% of revenue, compared to $153.2 million, or 6.4% of revenue, in the prior year third quarter.
•Non-GAAP operating income of $305.1 million, or 12.3% of revenue, compared to $331.0 million, or 13.9% of revenue in the prior year third quarter.
•Adjusted EBITDA of $359.2 million, or 14.5% of revenue, compared with $388.1 million, or 16.3% of revenue in the prior year third quarter.
•Cash flow provided by operations was $224.8 million in the quarter. Adjusted free cash flow(1) was $178.8 million in the quarter.
•Diluted earnings per common share (“EPS”) was $1.34 compared to $0.25 in the prior year third quarter.
•Non-GAAP diluted EPS was $2.78 compared to $2.87 in the prior year third quarter.

“Our ongoing growth momentum demonstrates our strong position as a trusted provider of business transformation solutions that combine CX expertise, AI and IT services globally,” said Chris Caldwell, President and CEO of Concentrix. “Our strategy is aligned with client needs as we help them drive positive business outcomes. By leaning into growth and doing what is right for our clients, we are gaining share and expanding our offerings to drive long-term value for clients and shareholders alike.”

Quarterly Dividend and Share Repurchase Program:
•The Company paid a $0.33275 per share quarterly dividend on August 5, 2025. The Company’s Board of Directors has declared a quarterly dividend of $0.36 per share payable on November 4, 2025, to shareholders of record at the close of business on October 24, 2025.
•The Company repurchased approximately 800,000 common shares in the third quarter at a cost of $42.2 million under its previously announced share repurchase program at an average cost of $53.07 per share. At August 31, 2025, the Company’s remaining share repurchase authorization was $495.1 million.

Business Outlook
The following statements are based on the Company’s current expectations for the fourth quarter of fiscal 2025 and the full year fiscal 2025. Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, amortization of intangible assets, depreciation, share-based compensation, and the related tax effects thereon. The non-GAAP EPS guidance assumes no impact from changes in acquisition contingent consideration and foreign currency losses (gains), net included in other expense (income), net, and imputed interest related to the sellers’ note issued in connection with the combination with Webhelp (the “sellers’ note”) included in interest expense and finance charges, net. These statements are forward-looking and actual results may differ materially.

Fourth Quarter Fiscal 2025 Expectations:
•Fourth quarter reported revenue of $2.525 billion to $2.550 billion. Based on current exchange rates, these expectations assume an approximate 160-basis point positive impact of foreign exchange rates compared with the prior year period. The guidance implies constant currency revenue growth for the quarter ranging from 1.5% to 2.5%.
•Operating income of $163 million to $173 million and non-GAAP operating income of $320 million to $330 million.
•Non-GAAP EPS of $2.85 to $2.96, assuming approximately 62.4 million diluted common shares outstanding and approximately 5.5% of net income attributable to participating securities.
•The effective tax rate is expected to be approximately 25%.

Full Year Fiscal 2025 Expectations:
•Full year reported revenue of $9.798 billion to $9.823 billion. Based on current exchange rates, these expectations assume an approximate 10-basis point positive impact of foreign exchange rates compared with the prior year. The guidance implies constant currency revenue growth for the full year of 1.75% to 2.0%.
•Operating income of $627 million to $637 million and non-GAAP operating income of $1,250 million to $1,260 million.
•Non-GAAP EPS of $11.11 to $11.23, assuming approximately 63.1 million diluted common shares outstanding and approximately 5% of net income attributable to participating securities.
•The effective tax rate is expected to be approximately 24%.

In addition, the Company expects to generate approximately $585 million to $610 million of adjusted free cash flow in fiscal year 2025. The Company also expects to return approximately $240 million to shareholders in fiscal 2025 through share repurchases and dividends.

The Company believes that a quantitative reconciliation of the non-GAAP EPS outlook to the most directly comparable GAAP measure cannot be provided without unreasonable efforts due to (a) the inability to forecast future changes in acquisition contingent consideration, which is based, in part, on the future trading price of the Company’s common stock, and (b) the inability to forecast future foreign currency losses (gains), net included in other expense (income), net. For the same reason, the Company is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

The Company believes that a quantitative reconciliation of the adjusted free cash flow outlook to the most directly comparable GAAP measure cannot be provided without unreasonable efforts due to uncertainty related to the future changes in the Company’s factoring program and related timing of those changes. For the same reason, the Company is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

Conference Call and Webcast
The Company will host a conference call for investors to review its third quarter fiscal 2025 results today at 5:00 p.m. (ET)/2:00 p.m. (PT).

The live conference call webcast will be available in listen-only mode in the Investor Relations section of the Company’s website under “Events and Presentations” at https://ir.concentrix.com/events-and-presentations. A replay will also be available on the website following the conference call.

About us: Experience the power of Concentrix
Concentrix Corporation (NASDAQ: CNXC), a Fortune 500® company, is the global technology and services leader that powers the world’s best brands, today and into the future. We’re human-centered, tech-powered, intelligence-fueled. Every day, we design, build, and run fully integrated, end-to-end solutions at speed and scale across the entire enterprise, helping over 2,000 clients solve their toughest business challenges. Whether it’s designing game-changing brand experiences, building and scaling secure AI technologies, or running digital operations that deliver global consistency with a local touch, we have it covered. At the heart of everything we do lies a commitment to transforming the way companies connect, interact, and grow. We’re here to redefine what success means, delivering outcomes unimagined across every major vertical in 70+ markets. Virtually everywhere. Visit concentrix.com to learn more.

Use of Non-GAAP Information
In addition to disclosing financial results that are determined in accordance with GAAP, we also disclose certain non-GAAP financial information, including:

•Constant currency revenue growth, which is revenue growth adjusted for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our business performance. Constant currency revenue growth is calculated by translating the revenue of each fiscal year in the billing currency to U.S. dollars using the comparable prior year’s currency conversion rate in comparison to prior year’s revenue. Generally, when the U.S. dollar either strengthens or weakens against other currencies, revenue growth at constant currency rates or adjusting for currency will be higher or lower than revenue growth reported at actual exchange rates.
•Non-GAAP operating income, which is operating income, adjusted to exclude acquisition-related and integration expenses, including related restructuring costs, step-up depreciation, amortization of intangible assets, and share-based compensation.
•Non-GAAP operating margin, which is non-GAAP operating income, as defined above, divided by revenue.
•Adjusted earnings before interest, taxes, depreciation, and amortization, or adjusted EBITDA, which is non-GAAP operating income, as defined above, plus depreciation (exclusive of step-up depreciation).
•Adjusted EBITDA margin, which is adjusted EBITDA, as defined above, divided by revenue.
•Non-GAAP net income, which is net income excluding the tax-effected impact of acquisition-related and integration expenses, including related restructuring costs, step-up depreciation,

amortization of intangible assets, share-based compensation, certain debt costs, imputed interest related to the sellers’ note, certain legal settlement costs, change in acquisition contingent consideration and foreign currency losses (gains), net. Non-GAAP net income also excludes the income tax effect of certain tax law changes and legal entity restructuring activities.
•Free cash flow, which is cash flows from operating activities less capital expenditures, and adjusted free cash flow, which is free cash flow excluding the effect of changes in the outstanding factoring balance. We believe that free cash flow is a meaningful measure of cash flows since capital expenditures are a necessary component of ongoing operations. We believe that adjusted free cash flow is a meaningful measure of cash flows because it removes the effect of factoring which changes the timing of the receipt of cash for certain receivables. However, free cash flow and adjusted free cash flow have limitations because they do not represent the residual cash flow available for discretionary expenditures. For example, free cash flow and adjusted free cash flow do not incorporate payments for business acquisitions.
•Non-GAAP diluted EPS, which is diluted EPS excluding the per share, tax-effected impact of acquisition-related and integration expenses, including related restructuring costs, step-up depreciation, amortization of intangible assets, share-based compensation, certain debt costs, imputed interest related to the sellers’ note, certain legal settlement costs, change in acquisition contingent consideration and foreign currency losses (gains), net. Non-GAAP EPS also excludes the per share income tax effect of certain tax law changes and legal entity restructuring activities. Non-GAAP EPS excludes net income attributable to participating securities and the related per share, tax-effected impact of adjustments to net income described above reflect only those amounts that are attributable to common shareholders.

We believe that providing this additional information is useful to the reader to better assess and understand our base operating performance, especially when comparing results with previous periods and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes. These non-GAAP financial measures exclude amortization of intangible assets. Although intangible assets contribute to our revenue generation, the amortization of intangible assets does not directly relate to the services performed for our clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of our acquisition activity. Accordingly, we believe excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of our business nor reflect our underlying business performance, enhances our and our investors’ ability to compare our past financial performance with its current performance and to analyze underlying business performance and trends. These non-GAAP financial measures also exclude share-based compensation expense. Given the subjective assumptions and the variety of award types that companies can use when calculating share-based compensation expense, management believes this additional information allows investors to make additional comparisons between our operating results and those of our peers. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Safe Harbor Statement
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected future financial condition, growth and profitability, results of operations, including revenue and operating income, cash flows, and effective tax rate, capital expenditures and anticipated investment costs, the future growth and success of, and demand for, the Company’s capabilities and products portfolio, the potential benefits associated with use of the Company’s generative artificial intelligence and other products, including productivity and engagement gains, share repurchase and dividend activity, capital allocation, debt repayment and obligations, business strategy, product launches, foreign currency exchange rate fluctuations, and statements that include words such as believe, expect, intend, plan, may, will, anticipate, provide, could, should, target, estimate, outlook, and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to general economic and geopolitical conditions and their effects on our clients’ businesses and demand for our services, including consumer demand, interest rates, inflation, international tariffs and global trade policies, supply chains, the conflicts in Ukraine and the Middle East, and tensions between India and Pakistan; cyberattacks on the Company’s or its clients’ networks and information technology systems; uncertainty around, and disruption from, new and emerging technologies, including the adoption and utilization of generative artificial intelligence; the failure of the Company’s staff and contractors to adhere to the Company’s and its clients’ controls and processes; the inability to protect personal and proprietary information; the effects of communicable diseases or other public health crises, natural disasters and adverse weather conditions; geopolitical, economic and climate- or weather-related risks in regions with a significant concentration of the Company’s operations; the ability to successfully execute on the Company’s strategy; the timing and success of product launches; competitive conditions in the Company’s industry and consolidation of its competitors; variability in demand by the Company’s clients or the early termination of the Company’s client contracts; the level of business activity of the Company’s clients and the market acceptance and performance of their products and services; the demand for end-to-end solutions and technology; damage to the Company’s reputation through the actions or inactions of third parties; changes in law, regulations, or regulatory guidance, or changes in their interpretation or enforcement, including changes in law and policy that restrict travel between countries in which we have operations; the operability of the Company’s communication services and information technology systems and networks; the loss of key personnel or the inability to attract and retain staff across all geographies with the skills and expertise needed for the Company’s business; increases in the cost of labor; the inability to successfully identify, complete, and integrate strategic acquisitions or investments or realize anticipated benefits within the expected timeframe, including with respect to the Company’s combination with Webhelp; higher than expected tax liabilities; currency exchange rate fluctuations; investigative or legal actions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2024 filed with the Securities and Exchange Commission (“SEC”) and subsequent documents filed with or furnished to the SEC. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2025 Concentrix Corporation. All rights reserved. Concentrix, Webhelp, the Concentrix logo, and all other Concentrix company, product, and services word and design marks and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Other names and marks are the property of their respective owners.

From Fortune ©2025 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune 500 are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse the products or services of Concentrix.

Investor Contact:
Sara Buda
Investor Relations
Concentrix Corporation
sara.buda@concentrix.com
(617) 331-0955

CONCENTRIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(currency and share amounts in thousands, except par value)

	August 31, 2025	November 30, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$350,259	$240,571
Accounts receivable, net	2,051,920	1,926,737
Other current assets	735,332	675,116
Total current assets	3,137,511	2,842,424
Property and equipment, net	733,306	714,517
Goodwill	5,191,565	4,986,967
Intangible assets, net	2,079,278	2,286,940
Deferred tax assets	282,486	218,396
Other assets	985,953	942,194
Total assets	$12,410,099	$11,991,438

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$221,570	$209,812
Current portion of long-term debt	37,500	2,522
Accrued compensation and benefits	698,890	706,619
Other accrued liabilities	969,868	977,314
Income taxes payable	81,355	99,546
Total current liabilities	2,009,183	1,995,813
Long-term debt, net	4,790,293	4,733,056
Other long-term liabilities	964,086	910,271
Deferred tax liabilities	302,408	312,574
Total liabilities	8,065,970	7,951,714
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized and no shares issued and outstanding as of August 31, 2025 and November 30, 2024, respectively	—	—
Common stock, $0.0001 par value, 250,000 shares authorized; 69,120 and 68,849 shares issued as of August 31, 2025 and November 30, 2024, respectively, and 62,209 and 64,238 shares outstanding as of August 31, 2025 and November 30, 2024, respectively	7	7
Additional paid-in capital	3,765,512	3,683,608
Treasury stock, 6,911 and 4,611 shares as of August 31, 2025 and November 30, 2024, respectively	(537,966)	(421,449)
Retained earnings	1,325,693	1,191,871
Accumulated other comprehensive loss	(209,117)	(414,313)
Total stockholders’ equity	4,344,129	4,039,724
Total liabilities and stockholders’ equity	$12,410,099	$11,991,438

CONCENTRIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	August 31, 2025	August 31, 2024	% Change	August 31, 2025	August 31, 2024	% Change
Revenue
Technology and consumer electronics	$670,573	$664,829	1%	$1,990,984	$1,988,199	—%
Retail, travel and e-commerce	622,822	593,736	5%	1,790,502	1,745,529	3%
Communications and media	411,229	380,508	8%	1,175,192	1,141,926	3%
Banking, financial services and insurance	384,449	352,471	9%	1,133,657	1,095,616	3%
Healthcare	174,106	172,400	1%	540,297	540,162	—%
Other	220,074	223,468	(2)%	642,214	659,444	(3)%
Total revenue	$2,483,253	$2,387,412	4%	$7,272,846	$7,170,876	1%
Cost of revenue	1,628,246	1,523,220	7%	4,713,792	4,592,586	3%
Gross profit	855,007	864,192	(1)%	2,559,054	2,578,290	(1)%
Selling, general and administrative expenses	708,023	710,950	—%	2,094,858	2,126,439	(1)%
Operating income	146,984	153,242	(4)%	464,196	451,851	3%
Interest expense and finance charges, net	72,014	80,815	(11)%	220,414	245,711	(10)%
Other expense (income), net	(36,474)	46,011	(179)%	(20,175)	19,772	(202)%
Income before income taxes	111,444	26,416	322%	263,957	186,368	42%
Provision for income taxes	23,334	9,785	138%	63,497	50,801	25%
Net income	$88,110	$16,631	430%	$200,460	$135,567	48%

Earnings per common share:
Basic	$1.34	$0.25		$3.01	$2.00
Diluted	$1.34	$0.25		$3.01	$2.00
Weighted-average common shares outstanding:
Basic	62,598	64,660		63,325	65,196
Diluted	62,702	64,749		63,379	65,311

CONCENTRIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended	Nine Months Ended
	August 31, 2025	August 31, 2025
Revenue	$2,483,253	$7,272,846
Revenue growth, as reported under U.S. GAAP	4.0%	1.4%
Foreign exchange impact	(1.4)%	0.4%
Constant currency revenue growth	2.6%	1.8%

	Three Months Ended		Nine Months Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Operating income	$146,984	$153,242	$464,196	$451,851
Acquisition-related and integration expenses (1)	18,619	36,055	53,451	97,134
Step-up depreciation	2,704	2,449	7,616	7,432
Amortization of intangibles	111,779	116,556	326,556	348,827
Share-based compensation	25,042	22,663	78,504	65,927
Non-GAAP operating income	$305,128	$330,965	$930,323	$971,171

	Three Months Ended		Nine Months Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Net income	$88,110	$16,631	$200,460	$135,567
Interest expense and finance charges, net	72,014	80,815	220,414	245,711
Provision for income taxes	23,334	9,785	63,497	50,801
Other expense (income), net	(36,474)	46,011	(20,175)	19,772
Acquisition-related and integration expenses (1)	18,619	36,055	53,451	97,134
Step-up depreciation	2,704	2,449	7,616	7,432
Amortization of intangibles	111,779	116,556	326,556	348,827
Share-based compensation	25,042	22,663	78,504	65,927
Depreciation (exclusive of step-up depreciation)	54,074	57,115	160,410	180,864
Adjusted EBITDA	$359,202	$388,080	$1,090,733	$1,152,035

	Three Months Ended		Nine Months Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Operating margin	5.9%	6.4%	6.4%	6.3%
Non-GAAP operating margin	12.3%	13.9%	12.8%	13.5%
Adjusted EBITDA margin	14.5%	16.3%	15.0%	16.1%

	Three Months Ended		Nine Months Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Net income	$88,110	$16,631	$200,460	$135,567
Acquisition-related and integration expenses (1)	18,619	36,055	53,451	97,134
Step-up depreciation	2,704	2,449	7,616	7,432
Debt costs (2)	—	—	1,102	—
Imputed interest related to sellers’ note included in interest expense and finance charges, net	4,739	4,259	13,428	12,616
Legal settlement costs (3)	—	—	2,000	—
Change in acquisition contingent consideration included in other expense (income), net	(2,417)	10,500	4,250	(11,086)
Foreign currency losses (gains), net (4)	(35,531)	33,435	(28,921)	25,636
Amortization of intangibles	111,779	116,556	326,556	348,827
Share-based compensation	25,042	22,663	78,504	65,927
Income taxes related to the above (5)	(30,535)	(55,753)	(112,458)	(134,448)
Income tax effect of change in tax law	721	—	4,990	—
Income tax effect of legal entity restructuring (6)	—	5,363	—	5,363
Non-GAAP net income	$183,231	$192,158	$550,978	$552,968

	Three Months Ended		Nine Months Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Net income	$88,110	$16,631	$200,460	$135,567
Less: net income allocated to participating securities	(4,214)	(558)	(9,709)	(4,865)
Net income attributable to common stockholders	83,896	16,073	190,751	130,702
Acquisition-related and integration expenses allocated to common stockholders (1)	17,729	34,845	50,862	93,648
Step-up depreciation allocated to common stockholders	2,575	2,367	7,247	7,165
Debt costs allocated to common stockholders (2)	—	—	1,049	—
Imputed interest related to sellers' note included in interest expense and finance charges, net allocated to common stockholders	4,512	4,116	12,778	12,163
Legal settlement costs allocated to common stockholders (3)	—	—	1,903	—
Change in acquisition contingent consideration included in other expense (income), net allocated to common stockholders	(2,301)	10,148	4,044	(10,688)
Foreign currency losses (gains), net allocated to common stockholders (4)	(33,832)	32,313	(27,520)	24,716
Amortization of intangibles allocated to common stockholders	106,433	112,645	310,740	336,309
Share-based compensation allocated to common stockholders	23,844	21,903	74,702	63,561
Income taxes related to the above allocated to common stockholders (5)	(29,075)	(53,882)	(107,011)	(129,623)
Income tax effect of change in tax law allocated to common stockholders	687	—	4,748	—
Income tax effect of legal entity restructuring allocated to common stockholders (6)	—	5,183	—	5,171
Non-GAAP net income attributable to common stockholders	$174,468	$185,711	$524,293	$533,124

	Three Months Ended		Nine Months Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Diluted earnings per common share (“EPS”) (7)	$1.34	$0.25	$3.01	$2.00
Acquisition-related and integration expenses (1)	0.28	0.54	0.80	1.43
Step-up depreciation	0.04	0.04	0.11	0.11
Debt costs (2)	—	—	0.02	—
Imputed interest related to sellers' note included in interest expense and finance charges, net	0.07	0.06	0.20	0.19
Legal settlement costs (3)	—	—	0.03	—
Change in acquisition contingent consideration included in other expense (income), net	(0.04)	0.16	0.06	(0.16)
Foreign currency losses (gains), net (4)	(0.54)	0.50	(0.43)	0.38
Amortization of intangibles	1.70	1.74	4.90	5.15
Share-based compensation	0.38	0.34	1.18	0.97
Income taxes related to the above (5)	(0.46)	(0.84)	(1.68)	(1.99)
Income tax effect of change in tax law	0.01	—	0.07	—
Income tax effect of legal entity restructuring (6)	—	0.08	—	0.08
Non-GAAP diluted EPS	$2.78	$2.87	$8.27	$8.16

Weighted-average number of common shares - diluted	62,702	64,749	63,379	65,311

	Three Months Ended		Nine Months Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Net cash provided by operating activities	$224,803	$191,622	$462,747	$383,091
Purchases of property and equipment	(65,054)	(62,746)	(171,464)	(178,891)
Free cash flow	159,749	128,876	291,283	204,200
Change in outstanding factoring balances	19,056	6,374	47,992	51,632
Adjusted free cash flow	$178,805	$135,250	$339,275	$255,832

	Forecast
	Three Months Ending November 30, 2025		Fiscal Year Ending November 30, 2025
	Low	High	Low	High
Revenue	$2,525,000	$2,550,000	$9,797,846	$9,822,846
Revenue growth, as reported under U.S. GAAP	3.1%	4.1%	1.85%	2.1%
Foreign exchange impact	(1.6)%	(1.6)%	(0.10)%	(0.1)%
Constant currency revenue growth	1.5%	2.5%	1.75%	2.0%

	Forecast
	Three Months Ending November 30, 2025		Fiscal Year Ending November 30, 2025
	Low	High	Low	High
Operating income	$162,500	$172,500	$626,696	$636,696
Amortization of intangibles	105,000	105,000	431,556	431,556
Share-based compensation	35,000	35,000	113,504	113,504
Acquisition-related and integration expenses	15,000	15,000	68,451	68,451
Step-up depreciation	2,500	2,500	10,116	10,116
Non-GAAP operating income	$320,000	$330,000	$1,250,323	$1,260,323

(1) For the three and nine months ended August 31, 2025 and 2024, acquisition-related and integration expenses, including restructuring costs, primarily included integration costs associated with the Company’s combination with Webhelp. These costs primarily include severance and employee-related costs, costs associated with facilities consolidation, including lease terminations to integrate the businesses, and information technology system consolidation costs.

(2) For the nine months ended August 31, 2025, debt costs included debt extinguishment costs associated with our restated credit agreement and our voluntary prepayment of a portion of our outstanding term loans.

(3) For the nine months ended August 31, 2025, legal settlement costs consist of amounts incurred to settle certain litigation arising outside of the ordinary course of business.

(4) Foreign currency losses (gains), net are included in other expense (income), net and primarily consist of gains and losses recognized on the revaluation and settlement of foreign currency transactions and realized and unrealized gains and losses on derivative contracts that do not qualify for hedge accounting.

(5) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the tax-deductible portion of the expenses and applying the entity-specific, statutory tax rates applicable to each item during the respective periods presented.

(6) For the three and nine months ended August 31, 2024, represents the income tax impact related to certain legal entity restructuring activities.

(7) Diluted EPS is calculated using the two-class method. The two-class method is an earnings allocation proportional to the respective ownership among holders of common stock and participating securities. Restricted stock awards and certain restricted stock units granted to employees are considered participating securities. For the purposes of calculating diluted EPS, net income attributable to participating securities was approximately 4.8% and 3.4% of net income, respectively, for the three months ended August 31, 2025 and 2024 and 4.8% and 3.6% for the nine months ended August 31, 2025 and 2024, and was excluded from total net income to calculate net income attributable to common stockholders. In addition, the non-GAAP adjustments allocated to common stockholders were calculated based on the percentage of net income attributable to common stockholders.